UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2025

TITAN ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in charter)

Nevada	000-56148	30-0580318
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

300 E. Long Lake Road, Suite 100A Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(zip code)

(248) 775-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2025, Jeff Rizzo, a member of the Board of Directors (the “Board”) of Titan Environmental Solutions, Inc. (the “Company”), announced his resignation from the Board and all committees thereof. Mr. Rizzo had been a member of the Board since May 19, 2023, at which time the Company acquired Titan Trucking LLC, the Company’s operating subsidiary for which Mr. Rizzo was at that time the Managing Member. Mr. Rizzo previously had, on February 9, 2025, resigned as the Company’s Chief Operating Officer. To the knowledge of the Company, Mr. Rizzo’s decision to resign from the Board was a result of his resignation as an executive officer of the Company and was not related to any disagreements with the Company on any matter relating to its operations, policies or practices or any issues regarding financial disclosures, accounting or legal matters.

Following Mr. Rizzo’s resignation from the Board, the Board removed Mr. Rizzo as the President of its operating subsidiaries, Titan Trucking LLC, Standard Trucking LLC and Standard Waste Services, LLC (“Standard”), and appointed Glen Miller, the Company’s Chief Executive Officer, as the President of those subsidiaries. The Board also expanded the role of Dominic Campo, a consultant to the Company and the former Chief Executive of Standard, to oversee the day-to-day operations of the Company’s operating subsidiaries. Mr. Campo was the Chief Executive Officer of Standard at the time of the Company’s acquisition of Standard in May 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025	TITAN ENVIRONMENTAL SOLUTIONS INC.

	By:	/s/ Glen Miller
Glen Miller
Chief Executive Officer